Exhibit 99.2

CamberView Partners, LLC and Subsidiaries

____________

Consolidated Financial Statements

December 31, 2017 and 2016

CamberView Partners, LLC and Subsidiaries

____________

Independent Auditors’ Report

To the Members

CamberView Partners, LLC and Subsidiaries

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of CamberView Partners, LLC and subsidiaries (the “Company”) which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, changes in members’ deficit, and cash flows for the years then ended, and the notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CamberView Partners, LLC and subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ BPM LLP

San Francisco, California

March 30 2018

CamberView Partners, LLC and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2017 and 2016

_____________

	2017	2016
ASSETS
Current assets:
Cash	$8,745,952	$9,595,027
Accounts receivable	6,158,575	4,629,335
Prepaid expenses and other assets	994,684	890,378
Total current assets	15,899,211	15,114,740
Property and equipment, net	383,458	464,973
Deposits	615,864	613,218
Total assets	$16,898,533	$16,192,931
LIABILITIES AND MEMBERS’ DEFICIT
Liabilities:
Accounts payable	$663,515	$758,654
Accrued expenses	6,844,598	7,878,806
Deferred rent	323,724	434,881
Deferred revenue	8,140,115	7,048,504
Term loan, current portion	1,750,000	1,750,000
Total current liabilities	17,721,952	17,870,845
Term loan, net of current portion and issuance costs	27,519,119	31,851,622
Revolving line of credit	—	799,570
Total liabilities	45,241,071	50,522,037
Commitments and contingencies (Note 7)
Members’ deficit in CamberView Partners, LLC	(28,392,389)	(34,270,590)
Noncontrolling interests	49,851	(58,516)
Total members’ deficit	(28,342,538)	(34,329,106)
Total liabilities and members’ deficit	$16,898,533	$16,192,931

The accompanying notes are an integral
part of these consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Consolidated Statements of Income

For the years ended December 31, 2017 and 2016

_____________

	2017	2016
Advisory revenues	$32,708,066	$36,606,003
Operating expenses:
Compensation and benefits	18,786,387	18,395,075
Professional fees	1,589,622	1,695,951
Travel, lodging, meals and entertainment	992,932	1,396,343
Occupancy	2,315,172	1,636,190
Other operating expenses	1,197,442	1,462,733
Marketing and advertising	426,826	426,287
Research data	329,468	221,233
Depreciation and amortization	242,628	367,411
Total operating expenses	25,880,477	25,601,223
Operating income	6,827,589	11,004,780
Other income (expense):
Foreign exchange loss	(19,384)	(775)
Interest expense	(1,949,137)	(352,805)
Total other expense	(1,968,521)	(353,580)
Income before state tax provision	4,859,068	10,651,200
State tax provision	202,189	331,131
Net income	4,656,879	10,320,069
Add: Net (income) loss attributable to noncontrolling interests	(94,266)	49,236
Net income attributable to CamberView Partners, LLC	$4,562,613	$10,369,305

The accompanying notes are an integral
part of these consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Consolidated Statements of Changes in Member’s Equity (Deficit)

For the years ended December 31, 2017 and 2016

_____________

		Members of
		CamberView	Total
	Noncontrolling	Partners,	Equity
	Interests	LLC	(Deficit)
Balance, January 1, 2016	$(45,207)	$9,665,934	$9,620,727
Member contributions	35,927	1,814,073	1,850,000
Buyback of members’ units	—	(34,790,870)	(34,790,870)
Member distributions	1,843,275	(21,711,907)	(19,868,632)
Distributions to noncontrolling interests	(1,843,275)	—	(1,843,275)
Unit based compensation	—	382,875	382,875
Net (loss) income	(49,236)	10,369,305	10,320,069
Balance, December 31, 2016	(58,516)	(34,270,590)	(34,329,106)
Member contributions	14,101	2,255,706	2,269,807
Repurchase of members’ units	—	(37,169)	(37,169)
Member distributions	111,622	(1,796,746)	(1,685,124)
Distributions to noncontrolling interests	(111,622)	—	(111,622)
Unit based compensation	—	893,797	893,797
Net income	94,266	4,562,613	4,656,879
Balance, December 31, 2017	$49,851	$(28,392,389)	$(28,342,538)

The accompanying notes are an integral
part of these consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2017 and 2016

_____________

	2017	2016
Cash flows from operating activities:
Net income	$4,656,879	$10,320,069
Adjustment to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	242,629	302,502
Amortization of debt issuance costs	292,495	64,909
Unit based compensation	893,797	382,875
Loss on disposal of property and equipment	—	67,974
Change in operating assets and liabilities:
Accounts receivable	(1,529,240)	1,248,962
Prepaid expense and other assets	(104,306)	(358,500)
Accounts payable	(95,139)	359,236
Accrued expenses	(1,034,208)	1,751,910
Deferred rent	(111,157)	434,881
Deferred revenue	1,091,611	(250,360)
Net cash provided by operating activities	4,303,361	14,324,458
Cash flows from investing activities:
Purchases of property and equipment	(161,112)	(277,504)
Security deposits	(2,646)	(378,407)
Net cash used in investing activities	(163,758)	(655,911)
Cash flows from financing activities:
Proceeds from issuance of term loan, net of issuance costs	—	33,536,712
Payments on notes term loan	(4,625,000)	—
Net proceeds from revolving line of credit	(799,570)	799,570
Member contributions	2,269,807	1,850,000
Member distributions (Note 11)	(1,796,746)	(21,711,907)
Repurchase of Members’ units	(37,169)	—
Buyback of Members’ units	—	(34,790,870)
Net cash used in financing activities	(4,988,678)	(20,316,495)
Net decrease in cash	(849,075)	(6,647,948)
Cash, beginning of year	9,595,027	16,242,975
Cash, end of year	$8,745,952	$9,595,027
Supplemental cash flow information:
Interest paid	$(1,673,209)	$—
State taxes paid	$186,811	$312,323

The accompanying notes are an integral
part of these consolidated financial statements.

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

1.	Ownership Structure

CamberView Partners, LLC (the “Company”) was established June 28, 2012 in the state of Delaware. The Company provides advisement to corporate boards of directors and officers of large public companies on issues of corporate governance.

In August 2016, the members of CamberView Partners, LLC exchanged their limited liability Company interests for limited liability company interests of a newly formed entity, ceasing to be members of the Company, with CamberView Partners Holdings, LLC (the “Holding Company”) becoming the sole member of the Company (the “Transaction”). The members of the Company at the time of the Transaction, continue to own the majority share of ownership and govern the Holding Company through the board of directors and therefore a change of control was not considered to have occurred.

2.	Summary of Significant Accounting Policies

The accrual basis of accounting policies adopted by the Company is consistent with accounting principles generally accepted in the United States of America. The significant policies are as follows:

Principles of Consolidation

The accompanying consolidated financial statements of the Company include the accounts of its wholly owned European subsidiaries CamberView Partners Europe LLC, CamberView Partners Holdings I LTD, and CamberView Partners Holdings II LTD, as well as CamberView Management Holdings, LLC, CamberView Management Holdings II, LLC and CamberView Manager, LLC, which are deemed to be Variable Interest Entities (“VIEs”) of which the Company is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Revenue Recognition and Deferred Revenue

Fees from advisement activities are recognized when earned; success fees are recognized when the services are earned and measurable; and retainer fees and base fees are recognized over the period in which the retainer and base relates. Deferred revenue consists of billings and payments received in advance of revenue recognition.

Cash

All cash balances are held within a bank checking account. There are no withdrawal restrictions on cash. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2017 and 2016.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances after discounts and bad debts, taking into account credit worthiness of customers and its history of collection. The Company does not typically recognize interest income on receivables. Management provides for probable uncollectible amounts through a charge to earnings and an increase to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off and charged to the allowance for doubtful accounts. The Company has determined that no allowance for doubtful accounts is necessary as of December 31, 2017 and 2016.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

2.	Summary of Significant Accounting Policies, continued

Property and Equipment, Net

Property and equipment includes tenant improvements, computer equipment, software, and furniture and fixtures reflected at cost less accumulated depreciation. Depreciation of tenant improvements is computed as the lesser of the estimated useful life of the asset, or the remaining lease term. Depreciation of all other assets is computed using the straight-line method based upon the estimated useful life of three to seven years.

Advertising

Advertising costs are charged to operations when incurred. The Company incurred $26,421 and $14,879 of advertising costs for the years ended December 31, 2017 and 2016, respectively.

Fair Value Measurement and Financial Instruments

The Company measures the fair value of its financial instruments in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification for Fair Value Measurements. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. In determining fair values of all reported assets and liabilities that represent financial instruments, the Company uses the carrying market values of such amounts. The provision establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available under the circumstances. The Company has no assets or liabilities as of December 31, 2017 and 2016 that are required to be measured at fair value on a recurring basis.

Income Taxes

The Company elected, by unanimous consent of its members, to be treated as a Limited Liability Company under the Internal Revenue Code and California statutes, whereby the Company’s taxable income or loss is allocated to the members in accordance with their respective percentage of ownership. Therefore, no provision or liability for income taxes associated to the net (loss) or income has been included in the consolidated financial statements. The only tax liability reflected relates to annual taxes imposed by the states in which the Company operates. The members may require the Company to make distributions for such individual income taxes in the future. As of December 31, 2017, the Company is subject to state and local income tax examinations for the years ended December 31, 2016, 2015, and 2014.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

3.	Property and Equipment, Net

Property and equipment, net is summarized as follows at December 31:

	2017	2016
Furniture and fixtures	$448,365	$333,840
Tenant improvements	273,881	227,292
Computer equipment	172,316	172,316
Software	52,487	52,487
	947,049	785,935
Less accumulated depreciation	(563,591)	(320,962)
	$383,458	$464,973

Depreciation expense is $242,629 and $302,502 for the years ended December 31, 2017 and 2016, respectively.

4.	Accrued Expenses

Accrued expenses are summarized as follows at December 31:

	2017	2016
Bonuses	$5,305,500	$5,265,485
Guaranteed payments	215,000	1,125,000
Taxes and other	140,521	218,690
Vacation	473,551	462,555
Interest expense	336,238	352,805
Other	373,788	454,271
	$6,844,598	$7,878,806

5.	Term Loan and Line of Credit

On October 11, 2016, the Company entered into a credit agreement with HSBC Bank USA, National Association (“HSBC Bank”) for an initial term loan in an aggregate principal amount of $35,000,000. The interest rate is variable based on LIBOR plus 3.5%, and payable on the tenth business day after each quarter. The principal balance of the term loan as of December 31, 2017 and 2016 was $30,375,000 and $35,000,000, and was incurring interest at a rate of 5.2% and 4.4%, respectively. Principal payments are due on the first business day of each quarter which began on March 1, 2017 through October 11, 2021, maturity. All borrowing under this credit agreement are secured by substantially all assets of the Company.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

5.	Term Loan and Line of Credit, continued

In connection with the issuance of the loan, the Company incurred costs of $1,463,288 which is amortized over the life of the loan. Amortization expense for December 31, 2017 and 2016 was $292,495 and $64,909, respectively. At December 31, 2017 and 2016, the net amount outstanding was $1,105,881 and $1,398,378, respectively, and is a contra-liability included as a component of Term loan, net of current portion and issuance costs on the consolidated balance sheet.

The following minimum payments are required on the initial term loan for the years ending December 31:

2018	$1,750,000
2019	1,750,000
2020	2,625,000
2021	24,250,000
30,375,000
Less debt issuance cost	(1,105,881)
Total net of debt issuance costs	29,269,119
Less current portion	(1,750,000)
Total long-term portion	$27,519,119

Under the same HSBC Bank agreement, the Company also has a Revolving Line of Credit Facility for up to $5,000,000, through October 11, 2021, maturity. The interest rate is variable based on LIBOR plus 3.5%, and payable on the tenth business day after each quarter. At December 31, 2017 and 2016, the revolving line of credit amount outstanding was $0 and $799,570, and was incurring interest at a rate of 5.2% and 4.4%, respectively.

6.	Retirement Plan

Effective July 1, 2013, the Company established a 401(k) savings and profit sharing plan (the “Plan”) which covers all qualified employees, as defined. Under the Plan, employees may elect salary deferral contributions, not to exceed limitations established annually by the Internal Revenue Service. The Company matches 100% of employees’ eligible contributions that do not exceed 6% of employees’ compensation. The Company’s matching contributions were $622,900 and $443,216 for the years ended December 31, 2017 and 2016, respectively.

In addition, the Company may make a discretionary profit sharing contribution. The Company did not make a profit sharing contribution for the years ended December 31, 2017 and 2016.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

7.	Lease Commitments

The Company leases its office facilities under operating lease agreements that expire in various years. Future minimum rental payment required under these lease agreements that have initial or remaining non-cancelable lease terms in excess of one year are approximately as follows:

Year ending December 31:
2018	$1,778,980
2019	1,811,553
2020	630,706
Total	$4,221,239

Rent expense was approximately $1,455,155 and $1,096,555 for the years ended December 31, 2017 and 2016, respectively.

8.	Concentration of Credit Risk

Cash is maintained with high quality financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $250,000.

The Company extends credit to its customers in the ordinary course of business. The Company controls credit risk through credit monitoring procedures. The Company performs ongoing credit evaluations of its customers, but generally does not require collateral to support accounts receivable.

For the year ended December 31, 2017 and 2016, there were no customers that represented 10% or more of revenues. There were no customers that represented over 10% of outstanding accounts receivable at December 31, 2017 and one customer that represented 10% of outstanding accounts receivable at December 31, 2016, respectively.

9.	Noncontrolling Interests in Variable Interest Entities

CamberView Manager, LLC (“CV Manager, LLC”)

Due to CV Manager, LLC’s economic dependence on the Company as its sole source of income, and based on the control provided by the overlap of ownership and governance of the Companies, management has determined that CV Manager, LLC is a VIE and the Company is the primary beneficiary. As a result, the accounts of CV Manager, LLC have been consolidated with those of the Company. After elimination of intercompany balances, the balance sheet of CV Manager, LLC has cash of $138,430 and $94,891, and accrued liabilities of $81,280 and $132,961, at December 31, 2017 and 2016, respectively. The statements of operations of CV Manager, LLC consist of an intercompany management fee revenue of $1,560,000 and $1,470,000 during the years ended December 31, 2017 and 2016, respectively, which is fully eliminated against the management fee expense recorded by the Company. Net gain (loss) from operations attributable CV Manager, LLC was $99,685 and $(39,556) during the years ended December 31, 2017 and 2016, respectively.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

9.	Noncontrolling Interest in Variable Interest Entities, continued

CamberView Management Holdings, LLC (“CVMH, LLC”) and CamberView Management Holdings II, LLC (“CVMH II, LLC”)

Due to both CVMH, LLC and CVMH II, LLC having economic dependencies on the Company as their sole source of income, and due to the provisions of their operating agreements that mandate the repurchase of units or issuance of new units of each entity as directed by CV Manager, LLC as the “Manager,” management has determined that each is a VIE and the Company is the primary beneficiary. As a result, the accounts of CVMH, LLC and CVMH II, LLC have been consolidated with those of the Company.

The balance sheets of CVMH, LLC and CVMH II, LLC have no significant assets or liabilities at December 31, 2017 and 2016. The statements of operations of each have been fully eliminated, except for state and local LLC taxes, as the only income is related to the pass-through income from its ownership of the Company as of December 31, 2017 and 2016. After the elimination of pass-through income from ownership of the Company, net loss from operations attributable to these entities was $5,419 and $9,680 during the years ended December 31, 2017 and 2016, respectively.

10.	Unit-Based Incentive Compensation

Connected with the Transaction and other changes in Unit ownership which occurred in the Holding Company during the year ended December 31, 2016, certain Incentive Unit Holders transferred units between members, and certain vested Incentive Unit Holders had outstanding units purchased. While these transactions effected the number of outstanding Incentive Units as of December 31, 2016, the Company continues to recognize compensation expense. The expense continues to be based on the original grant date fair value of the awards, and is amortized on a straight-line basis over the remaining vesting periods.

The Holding Company has authorized and issued different classes of membership units that each have different rights and preferences. Class A Unit and Class B Unit holders have voting rights. Class C Units and Class D Units are non-voting and are considered to be “Incentive Units.” All Class C Units are held by CamberView Management Holdings, LLC, and recipients of the unit-based incentive receive limited liability company rights to the value of those units determined by management. All Class D Units are held by CamberView Management Holdings II, LLC and recipients of the unit-based incentive receive limited liability company rights to the value of those units determined by management.

Units within Class A, B, and C are “Operating Distribution Unit holders” and therefore participate in net income and distributions, and appreciation of vested units. Class D Unit holders do not have the right to normal operating distributions, but would participate in the distribution upon a sale or Qualified Transaction (as defined in the LLC Agreement) of the Holding Company.

Provisions of the Class C and D Units allow the Unit B Members, or the Holding Company, each at their option, to repurchase the vested Incentive Units at fair value upon a separation of employment of the holders. Unit C holders only have the right to “Put” their Units back to the Holding Company, if they are terminated without cause. Upon separation from the Company, Unit D holders can “Put” their vested units back to the Holding Company only after a 270 day period after the date of separation.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

10.	Unit-Based Incentive Compensation, continued

The Company has issued B, C, and D Unit awards (“Incentive Units”) to executive and key employees. The Incentive Units fully vest after a service period, generally one to four years, and may accelerate upon the occurrence of certain events as defined in the Incentive Unit agreements. The Company estimates the fair value of Incentive Units using the fair value of the Company on the date of the grant. The fair value of these awards is amortized on a straight-line basis over the vesting period. The total grant date fair value of the Units issued during fiscal 2016 was approximately $489,000 all of which were Class D Units. The total grant date fair value of the Units issued during fiscal 2017 was approximately $1,857,000, all of which were Class D Units. The Company recognized $893,797 and $382,875 of equity-based compensation during the fiscal years ended December 31, 2017 and 2016, respectively. As of December 31, 2017, there is approximately $1,522,091 of unrecognized compensation cost related to Incentive Units that is expected to be recognized over a weighted average period of 2.6 years.

Activity of Incentive Units related to the Company, during the years ended December 31, 2016 and 2017, is as follows:

					Weighted-
	Total	Allocation by Unit Series			Average
	Outstanding	Units B	Units C	Units D	Floor Value
Outstanding at January 1, 2016	16,805.5788	6,750.0000	9,034.6250	1,020.9538	$21,368,034
Units granted	4,281.0000	—	—	4,281.0000	86,937,819
Units cancelled	(3,000.0000)	(3,000.0000)	—	—	25,000,000
Units purchased in transaction	(2,966.3302)	(1,052.4415)	(1,557.6136)	(356.2751)	22,792,485
Units repurchased	(2,616.1293)	—	(2,437.7121)	(178.4172)	16,388,644
Outstanding at December 31, 2016	12,504.1193	2,697.5585	5,039.2993	4,767.2615	43,649,467
Units granted	5,521.0000	—	—	5,521.0000	171,136,846
Units repurchased	(84.6665)	—	—	(84.6665)	128,967,596
Units forfeited	(120.6159)	—	—	(120.6159)	150,473,200
Outstanding at December 31, 2017	17,819.8369	2,697.5585	5,039.2993	10,082.9791	$82,721,386
Vested at December 31, 2017	9,350.1507	1,760.0585	5,039.2993	2,550.7929	$44,532,444

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

10.	Unit-Based Incentive Compensation, continued

The following table summarizes information about currently outstanding units related to the Company as of December 31, 2017:

					Aggregate
		Allocation by Unit Series			Intrinsic
Floor Value	Total	Units B	Units C	Units D	Value
$—	2,042.2969	—	2,042.2969	—	$7,446,905
8,700,000	701.9166	—	701.9166	—	1,920,682
25,000,000	2,064.4963	—	2,064.4963	—	4,991,720
27,500,000	2,895.2457	2,697.5585	197.6872	—	6,858,968
70,500,000	32.9023	—	32.9023	—	50,306
75,723,000	703.6304	—	—	703.6304	1,004,022
85,920,000	3,863.3489	—	—	3,863.3489	4,743,030
117,725,000	137.0000	—	—	137.0000	83,067
170,963,099	4,657.0000	—	—	4,657.0000	—
172,257,537	722.0000	—	—	722.0000	—
Total Units	17,819.8371	2,697.5585	5,039.2993	10,082.9793	$27,098,700

The aggregate intrinsic value represents the difference between the Company’s estimated fair value and the Floor Value of outstanding in-the-money Units.

The fair value of Incentive Units granted to employees is estimated on the grant date using the Black-Scholes-Merton option-valuation model. This valuation model for equity-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation, including the expected term, the volatility of the Holding Company and/or Company’s enterprise value, a risk-free interest rate, expected dividends, and the estimated forfeitures of unvested units. To the extent actual results differ from the estimates, the difference will be recorded as a cumulative adjustment in the period estimates are revised. No compensation cost is recorded for units that do not vest. The Holding Company and/or Company uses the simplified calculation of expected life and volatility is based on an average of the historical volatilities of several entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the incentive unit. Expected forfeitures are based on the Company’s historical experience.

Continued

CamberView Partners, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

_____________

10.	Unit-Based Incentive Compensation, continued

For the year ended December 31, 2017, the assumptions used in the Black-Scholes-Merton option-valuation model for D Unit issuances are as follows:

	Class D	Class D
	2016	2017
Weighted-average per unit:
Expected life (in years)	2.62	3.78
Risk free rate	0.88%	1.85%
Expected dividend yield	0.0%	0.0%
Expected volatility	30.0%	30.9%
Grant date fair value	$114.39	$345.19

11.	Distributions

Member distributions on the consolidated statements of changes in members’ equity (deficit) consist of the following during the years ended December 31, 2017 and 2016:

	2017	2016
Distributions to CVP members	$1,685,124	$18,938,413
Distributions to Holding Company	—	122,543
Distribution - redemption	—	807,676
Distributions to noncontrolling interests	111,622	1,843,275
Total	$1,796,746	$21,711,907

12.	Subsequent Events

In accordance with accounting standards affecting disclosures of subsequent events, the Company evaluated subsequent events for recognition and disclosure through March 30, 2018, the date which these consolidated financial statements were available to be issued. Management concluded that no material subsequent events have occurred since December 31, 2017 that would require recognition or disclosure in the consolidated financial statements.